Exhibit 10(f)
Amendment to Directors Stock Compensation and Deferral Plan
Effective January 22, 2008, Article III of the Directors Stock Compensation and Deferral Plan was amended to read in its entirety as follows:
III.	SHARES AVAILABLE FOR AWARDS

Subject to Article VII and the following proviso, no more than 1,600,000 shares of Common Stock (as adjusted to reflect the August 11, 2006 two-for-one stock split) shall be awarded or made subject to stock options awarded under the Plan; provided, however, that (i) effective January 22, 2008, an additional 100,000 shares of Common Stock shall be available for, but limited to, deferrals of Cash Compensation and dividend credits to Deferred Stock Accounts; and (ii) shares subject to options granted hereunder (or assumed hereby) that are cancelled or expire without being fully exercised and shares used to pay the exercise price for options granted hereunder (or assumed hereby) may again be made subject to options granted under this Plan with no effect on the foregoing limit. Shares awarded or made subject to options hereunder may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock not reserved for any other purpose. For purposes of this Article III, options that are assumed from a Prior Plan shall be deemed granted hereunder.
Directors Stock Compensation and Deferral Plan
WELLS FARGO & COMPANY
DIRECTORS STOCK COMPENSATION AND DEFERRAL PLAN
(As Amended and Restated as of January 1, 2008)
I.	PURPOSE, HISTORY AND EFFECTIVE DATES
A.	Purpose.

The purpose of the Wells Fargo & Company Directors Stock Compensation and Deferral Plan (the “Plan”) is to provide non-employee members of the Board of Directors of the Company with equity compensation and compensation deferral opportunities in consideration for personal services rendered in their capacity as directors of the Company. The Plan is also intended to aid in attracting and retaining individuals of outstanding abilities and skills for service on the Company’s Board of Directors.

B.	Prior Plans.

The Plan superseded the 1999 Directors Stock Option Plan, the 1999 Directors Formula Stock Award Plan and the 1999 Deferral Plan for Directors (the “Prior Plans”) effective on the date that the Plan was approved by the Company’s stockholders (the “Effective Date”). Options outstanding on the Effective Date and amounts deferred under the Prior Plans before the Effective Date of the Plan were assumed by the Plan on such date. The terms of such options and deferrals remain the same as applicable thereto under the Prior Plans, unless and until amended under the terms of the Plan.

C.	Restatement.

Pursuant to its authority to amend the Plan, the Committee has amended and restated the Plan effective January 1, 2008 to address the requirements of Code §409A. The Committee does not intend the amended and restated Plan document, or any subsequent amendment, to materially modify the Plan with respect to Deferral Account balances attributable to amounts earned and vested prior to January 1, 2005. To the extent necessary to avoid such a material modification, any provision of the amended and restated document or any subsequent amendment that otherwise would so modify the Plan shall be construed and enforced as applicable only to the portion of Deferral Account balances attributable to amounts that were not earned and vested prior to that date.
II.	DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings indicated below:

Affiliate	Any entity other than the Company that would be treated as part of a “single employer,” within the meaning of Code §414(b) or (c), that includes the Company.

Award Date	The day of the Company’s annual meeting of stockholders in each year, beginning in 2003.

Board	The Board of Directors of the Company.

Cash Compensation	The annual retainer fees and Board and committee meeting fees.

Code	The Internal Revenue Code of 1986, as from time to time amended.

Committee	The Governance and Nominating Committee or any successor committee of the Board; provided, however, that if at the time of any Committee action, any member of such committee does not satisfy the requirements applicable to committee approval contained in regulations of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, and applicable interpretations thereof, any such action must be taken or approved by the Board.

Common Stock	Common Stock of the Company, $1 2/3 par value.

Company	Wells Fargo & Company.

Deferral Account	A bookkeeping account that reflects the Company’s deferred compensation obligation under this Plan to each Non-Employee Director who is a Deferral Participant. A Deferral Account includes all of the Deferral Participant’s Deferred Cash Accounts and Deferred Stock Accounts.

Deferral Election	An irrevocable election by a Non-Employee Director to defer receipt of Eligible Compensation. Separate Deferral Elections shall be required for the deferral of Formula Stock Awards and the deferral of any other Eligible Compensation. Deferral Elections applicable to Eligible Compensation for a Deferral Year shall not apply to Eligible Compensation for any other Deferral Year.

Deferral Participant	Any Non-Employee Director who files a Deferral Election and has not received full distribution of his or her Deferral Account.

Deferral Year	The calendar year in which a Deferral Participant earns the Eligible Compensation (other than Retirement Conversion

Amounts) that is subject to a Deferral Election.

Deferred Cash Account	A sub-account of a Deferral Account created for a Deferral Year, to which the Deferral Participant may allocate all or a portion of that Deferral Year’s deferred Cash Compensation and any other Eligible Compensation that the Board deems allocable to this subaccount.

Deferred Stock Account	A sub-account of a Deferral Account created for a Deferral Year (i) to which the Deferral Participant may allocate all or a portion of that Deferral Year’s deferred Cash Compensation and any other Eligible Compensation that the Board deems allocable to this subaccount, and (ii) to which the Plan automatically allocates all of that Deferral Year’s deferred Formula Stock Award. The sub-account to which any deferred Retirement Conversion Amounts was credited under a Prior Plan also is a Deferred Stock Account.

Effective Date	The date that the Plan was approved by the Company’s stockholders.

Eligible Compensation	Eligible compensation includes Cash Compensation, Formula Stock Awards, Retirement Conversion Amounts and any other compensation that, prior to the beginning of a Deferral Year, the Board has designated as Eligible Compensation for that Deferral Year.

Fair Market Value	The New York Stock Exchange-only closing price per share of the Common Stock for the relevant date (e.g., option grant date or exercise date, stock award date, etc., as the case may be) or, if the New York Stock Exchange is not open on the relevant date, the New York Stock Exchange-only closing price per share of the Common Stock for the trading day immediately preceding the relevant date.

Formula Stock Award	Any Award made pursuant to the Formula Stock Award Program described in Article V of the Plan.

Interest	The earnings credited to a Deferred Cash Account. For Deferred Cash Accounts relating to Deferral Years 2006 and earlier, the Interest for a calendar year is determined using the average annual rate for 3-Year Treasury Notes for the immediately preceding calendar year plus 2%.

For Deferred Cash Accounts relating to Deferral Years 2007 and later, the Interest for a calendar year is determined using the average annual rate for 10-Year Treasury Notes for the immediately preceding calendar year, up to a maximum of 120% of the “Federal long-term rate” for annual compounding prescribed under §1274(d) of the Code for January of the calendar year for which the Interest is being credited.

Non-Employee Director	Any member of the Board of Directors of the Company who is not an employee of the Company or of a subsidiary of the Company.

Plan	Wells Fargo & Company Directors Stock Compensation and Deferral Plan.

Plan Administrator	The Company’s Director of Human Resources.

Prior Plans	The Wells Fargo & Company 1999 Directors Stock Option Plan, 1999 Directors Formula Stock Award Plan and 1999 Deferral Plan for Directors.

Retirement Conversion Amount	A dollar amount equal to the accrued benefits under the former Wells Fargo & Company Directors’ Retirement Plan or the Norwest Corporation Retirement Plan for Non-Employee Directors, calculated as if the director’s service on the Board had ended as of November 2, 1998.

Separation from Service	A Non-Employee Director shall be deemed to have had a Separation from Service at the time his or her service as a member of the Board ceases, or if later, when the Non-Employee Director is deemed to have had a “separation from service” within the meaning of Code §409A and applicable regulations thereunder. Generally, a Separation from Service will not occur within the meaning of Code §409A if the Non-Employee Director becomes an employee or continues to perform other services for the Company as an independent contractor.
III.	SHARES AVAILABLE FOR AWARDS

Subject to Article VII, no more than 1,600,000 shares of Common Stock (as adjusted to reflect the August 11, 2006 two-for-one stock split) shall be awarded or made subject to stock options awarded under the Plan; provided, however, that shares subject to options granted hereunder (or assumed hereby) that are cancelled or expire without being fully exercised and shares used to pay the exercise price for options granted hereunder (or assumed hereby) may again be made subject to options granted under this Plan with no effect on the foregoing limit. Shares awarded or made subject to options hereunder may consist, in whole or in part, of authorized but unissued Common Stock or treasury

Common Stock not reserved for any other purpose. For purposes of this Article III, options that are assumed from a Prior Plan shall be deemed granted hereunder.

IV.	STOCK OPTION AWARD PROGRAM
A.	Formula Award of Options.

Each Non-Employee Director who is elected or re-elected to the Board of Directors by the stockholders of the Company shall automatically receive an option as of each Award Date to purchase that number of shares of Common Stock with a Fair Market Value of $57,000 (or such other greater or lesser dollar amount, not to exceed $150,000, as the Committee shall specify) on such date determined in accordance with the Black-Scholes option pricing model but rounded up to the next whole share. A Non-Employee Director who joins the Board of Directors on any date other than the Award Date shall automatically receive as of such other date an option to purchase Common Stock with the same value determined as of such other date, prorated to reflect the number of months (rounded up to the next whole month) remaining until the next Award Date. The exercise price per share for each stock option granted under this Plan shall be the Fair Market Value of the Common Stock as of the date the option is granted.

B.	Terms of Options.
1.	Exercise Price and Vesting. Each option granted under the Plan shall have an exercise price per share equal to the Fair Market Value as of the grant date of the option. The exercise price shall be payable (i) entirely in cash or (ii) entirely in Common Stock valued at Fair Market Value on the date the option is exercised, in accordance with procedures determined by the Plan Administrator, plus an amount of cash sufficient to avoid the purchase of a fractional share of Common Stock. If the option exercise price is paid using Common Stock, it (i) must have been owned by the optionee for at least six months prior to the date of exercise or purchased by the optionee in the open market; and (ii) must not have been used in a stock swap transaction within the preceding six months. Regardless of how the option exercise price is paid, withholding taxes arising out of the option exercise, if any, may be paid in cash or in Common Stock. To the extent that no violation of Section 16(b) of the Securities Exchange Act of 1934 or any other law would result, the payment of the exercise price of options granted hereunder may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker, or some other communication acceptable to the Company, requiring the delivery to the Company of sale or loan proceeds sufficient to pay the option exercise price, together with any related withholding taxes if no other payment for such taxes satisfactory to the Company has been arranged; provided that such exercise shall be conditioned upon, and no shares shall be issued pursuant to such exercise until, receipt of such amount by the Company.

2.	Term and Exercisability. Except as set forth in paragraph 3 below, options granted under the Plan shall become fully exercisable six months after their grant date and shall remain exercisable until the tenth anniversary of their grant date; provided that (i) if a Non-Employee Director dies, all outstanding options previously granted to him or her under this Plan shall become immediately exercisable and remain exercisable until the earlier of (a) the first anniversary of the Non-Employee Director’s death or (b) the tenth anniversary of the option grant date and (ii) if a Non-Employee Director leaves the Board for cause, all outstanding options granted to such Non-Employee Director under this Plan shall immediately terminate and be cancelled as of the date he or she ceases to be a director. At any time during which an option granted under the Plan is exercisable, the option may be exercised in whole or in part.

3.	Reload Award. With respect to an option granted under Section A of Article IV of the Plan on or before September 27, 2004 (an “Original Option”), if while serving on the Board, a Non-Employee Director exercises the Original Option and pays the option exercise price using Common Stock in accordance with the terms of the Plan, the Non-Employee Director shall automatically be granted a “reload” stock option on the date of such exercise. The reload stock option grant shall equal the number of whole shares of Common Stock used in the swap exercise to pay the option exercise price. Subject to the provisions of Section B of Article IV, the reload stock option may be exercised between the date of grant and the date of expiration of the Original Option. No reload stock option shall be granted if the Original Option is exercised after a Non-Employee Director leaves the Board of Directors of the Company for any reason. No reload stock option shall be granted upon exercise of a reload option or with respect to an option granted under Section A of Article IV of the Plan on or after September 28, 2004.

4.	Transferability. No option granted under the Plan shall be transferred or assigned other than (i) by will or the laws of descent and distribution, (ii) to the extent required pursuant to a domestic relations order that satisfies the requirements of Rule 16a-12 under the Securities Exchange Act of 1934, or any successor rule, or (iii) by designation of a beneficiary under this paragraph 4. An optionee may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to exercise and receive any outstanding options upon the optionee’s death. If at the time of the optionee’s death there is not a fully effective beneficiary designation form on file, or if the designated beneficiary does not survive the optionee, the legal representative of the optionee’s estate shall have the right to exercise the option. During the lifetime of an optionee, options granted hereunder may be exercised only by the optionee.

5.	Tax Status of Options. All options granted under the Plan shall be non-qualified stock options not entitled to preferential tax treatment under Code §422.
V.	FORMULA STOCK AWARD PROGRAM
A.	Formula Stock Award. Commencing with the Award Date, each Non-Employee Director shall automatically receive shares of Common Stock on such date in the amounts (but rounded up to the next whole share) set forth in paragraph 1, 2 or 3 below (as applicable and subject to paragraph 4); provided, however, that if a Non-Employee Director has not attended at least one Board meeting as a Non-Employee Director on or before the date on which such award would otherwise be payable, such Non-Employee Director shall instead be eligible to receive the award provided as of the next succeeding date such awards are payable.
1.	Election at Annual Meeting. A Non-Employee Director who has served as a director of the Company for at least the entire month of April in each year and is elected to the Board by the stockholders of the Company at the annual meeting held in such month, or held later within such year, shall receive as of the date of the meeting Common Stock with an aggregate Fair Market Value of $50,000 as of the date of the annual meeting.

2.	After Annual Meeting Through September 30. A Non-Employee Director who first joins the Board after the annual meeting of stockholders in each year but on or before September 30 in such year shall receive as of such September 30 Common Stock with an aggregate Fair Market Value of $50,000 as of September 30th.

3.	October 1 Through March 31. A Non-Employee Director who first joins the Board on or after October 1 in each year but on or before March 31 in the following year shall receive as of the date of the next succeeding annual meeting of stockholders Common Stock with an aggregate Fair Market Value of $25,000 as of such succeeding annual meeting.

4.	Adjustment to Number of Shares. The Committee may increase (by no more than 200%) or decrease the dollar amounts used to determine the number of shares to be granted under paragraphs 1, 2 and 3 above.
B.	Deferral of Awards.

A Non-Employee Director may elect, in accordance with the terms of Article VI of the Plan, to defer receipt of all or a portion of the shares of Common Stock such director has a right to receive under this Article V of the Plan.

C.	Transferability.

No right to receive an award hereunder shall be transferable or assignable other than (i) by will or the laws of descent and distribution, (ii) to the extent required pursuant to a domestic relations order that satisfies the requirements of Rule 16a-12 under the Securities Exchange Act of 1934, or any successor rule, or (iii) by designation of a beneficiary under Article VI of the Plan with respect to shares the receipt of which has been deferred thereunder.
VI.	DEFERRAL PROGRAM
A.	Deferral Elections for Eligible Compensation Earned and Vested Prior to January 1, 2005.

Deferral Elections for Eligible Compensation earned and vested prior to January 1, 2005, were made pursuant to the terms of the Plan in effect at the time of the Deferral Election (and not as provided in Section B, below).

B.	Deferral Elections for Eligible Compensation Not Earned and Vested Prior to January 1, 2005.

A Non-Employee Director may elect to defer all or any portion of his or her Eligible Compensation that was not earned and vested prior to January 1, 2005, by filing a Deferral Election for the Deferral Year in which such Eligible Compensation is earned in accordance with this Section B.
1.	Content. A Deferral Election shall indicate i) the amount of Eligible Compensation for the Deferral Year to be deferred, ii) the allocation of deferred Cash Compensation (and any other Eligible Compensation that the Board deems allocable) between the Deferred Cash Account and the Deferred Stock Account, iii) when distribution of the deferred amounts will commence, and iv) the form of distribution. Separate Deferral Elections shall be required for the deferral of Formula Stock Awards and the deferral of other Eligible Compensation.

2.	Election Timing. Subject only to the special rule for new Non-Employee Directors set forth in paragraph 3 below, Deferral Elections with respect to Eligible Compensation earned in a Deferral Year must be filed with the Company before the beginning of that Deferral Year. Deferral Elections applicable to Eligible Compensation for a Deferral Year shall not apply to Eligible Compensation for any other Deferral Year.

3.	Newly Eligible Non-Employee Directors. A Non-Employee Director who has not previously been eligible to participate in any elective account balance plan (as defined in Treas. Reg. §1.409A-1(c)(2)(i)(A)) maintained by the Company or an Affiliate for independent contractors (including directors), or whose previous participation in all such plans may be disregarded pursuant to Treas. Reg. §1.409A-2(a)(7)(ii), may file a Deferral Election applicable only to Eligible Compensation earned in the Deferral Year in which the Deferral Election is filed, but only if the Deferral Election is filed not more than thirty days after the date the individual first becomes a Non-Employee Director. Deferral Elections pursuant to this paragraph 3 shall be limited as follows:
a.	If the Deferral Election is filed before the individual becomes a Non-Employee Director, the Deferral Election shall apply to all Eligible Compensation earned after the Deferral Election is filed and during the Deferral Year in which the Deferral Election is filed, including Cash Compensation and Formula Stock Awards.

b.	If the Deferral Election is filed after the individual first becomes a Non-Employee Director but not more than thirty days after that event, the Deferral Election shall apply only to Cash Compensation earned in calendar quarters during the Deferral Year in which the Deferral Election is filed that begin after the calendar quarter in which the Deferral Election is filed. (For example, if an individual who becomes a new Non-Employee Director on May 22nd files a Deferral Election on June 17th, that Deferral Election will apply only to Cash Compensation for service from July 1st through December 31st of the year in which the Deferral Election is filed. It will not apply to any Formula Stock Award earned for that year.) Any Deferral Election subject to this subparagraph b that is filed later than September 30th of the year of filing will have no effect.
C.	Deferral Accounts.
1.	Maintenance of Accounts. A Deferral Account will be maintained for each Deferral Participant. Within each Deferral Account, separate Deferred Cash Accounts and Deferred Stock Accounts will be maintained for each Deferral Year.

2.	Cash/Stock Election. A Deferral Participant must elect, at the time of his or her Deferral Election, to allocate deferred Cash Compensation (and any other Eligible Compensation that the Board deems allocable) between the Deferred Cash Account and the Deferred Stock Account for the Deferral Year. Formula Stock Awards will be credited only to the Deferred Stock Account for the Deferral Year. Retirement Conversion Amounts were required under the Prior Plan to be credited to a Deferred Stock Account. Any Eligible Compensation other than Cash Compensation, Formula Stock Awards and Retirement Conversion Amounts that the Board does not deem allocable shall be credited as provided by the Board.

3.	Deferred Cash Account. Eligible Compensation allocated to a Deferred Cash Account will be credited to that account as of the date the Eligible Compensation otherwise would have been paid.

4.	Deferred Stock Account. Eligible Compensation allocated to a Deferred Stock Account will be credited to that account as of the date the Eligible Compensation would have otherwise been paid or realized. Cash amounts will be converted into share equivalents of Common Stock in the Deferred Stock Account based on the Fair Market Value of the Common Stock as of the day the compensation would have otherwise been paid or realized.

5.	Interest. Deferred Cash Accounts will earn Interest. Interest will be compounded annually and will be credited on the last day of each calendar quarter. Interest will continue until all funds in the Deferred Cash Account have been distributed in accordance with Section D or E of this Article VI.

6.	Dividend Equivalents. Each time a dividend is paid on the Common Stock, a Deferral Participant shall receive a credit to his or her Deferred Stock Account. The amount of the dividend credit shall be the number of share equivalents (rounded to the nearest one-hundredth) determined by multiplying the dividend amount per share by the number of share equivalents credited to the Deferral Participant’s Deferred Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value of the Common Stock on the dividend payment date.

7.	Vesting. Each Deferral Participant will, at all times, have a fully vested and non-forfeitable right to all amounts properly credited to his or her Deferral Account.
D.	Distribution of Balances Attributable to Eligible Compensation Earned and Vested Prior to January 1, 2005.

Payment of the portion of a Deferral Participant’s Deferral Account that is attributable to Eligible Compensation earned and vested prior to January 1, 2005 shall be made as provided in this Section D.
1.	Distribution from the Deferred Cash Account. A Deferral Participant’s Deferred Cash Account will be distributed in cash. Distribution of the balance attributable to a Deferral Election will be made in a lump sum or in up to 10 annual installments, as specified in that Deferral Election, as of: i) March 1 of the first calendar year following termination of the Deferral Participant’s service as a Non-Employee Director, or ii) March 1 of any other year elected by the Deferral Participant which begins at least 12 months following the year in which the deferred compensation would otherwise have been received, or iii) July 1 of the calendar year in which the Deferral Participant’s service as a Non-Employee Director terminates if such termination occurs on or before June 30; provided, however, that if July 1 installments are elected, subsequent annual installments shall be payable as of March 1 of each year thereafter. The amount of each installment distribution will be equal to the total amount of the account divided by the number of installments remaining to be made, including the current installment. Notwithstanding the foregoing, a Deferral Participant, while still a member of the Board, may elect one time to defer commencement of distribution of the portion of a Deferred Cash Account attributable to a Deferral Election until March 1 of any year so long as the new distribution commencement date (i.e., March 1 of the year so elected) is at least 36 months beyond the original March 1 distribution commencement date or 44 months beyond the original July 1 distribution commencement date, as applicable. To be effective, the election must be made by the Deferral Participant at least 12 months prior to the original March 1 or July 1 distribution commencement date, as applicable. A new distribution commencement election shall not change the form of distribution (lump sum or installments) originally elected by the Deferral Participant.

2.	Distribution from the Deferred Stock Account. A Deferral Participant’s Deferred Stock Account will be distributed in whole shares of Common Stock. Distribution of the balance attributable to a Deferral Election will be made in a lump sum or in up to 10 annual installments as specified in that Deferral Election, as of: i) March 1 of the first calendar year following termination of the Deferral Participant’s service as a Non-Employee Director, or ii) March 1 of any other year elected by the Deferral Participant which begins at least 12 months following the year in which the deferred compensation would otherwise have been received, or iii) July 1 of the calendar year in which the Deferral Participant’s service as a Non-Employee Director terminates if such termination occurs on or before June 30; provided, however, that if July 1 installments are elected, subsequent annual installments shall be payable as of March 1 of each year thereafter. The amount of each installment distribution will be equal to the total amount of the account divided by the number of installments remaining to be made, including the current installment, rounded up to the nearest whole share and the whole number of shares so distributed shall be deducted from the total amount of the account. The final distribution will be rounded up to the nearest whole share. Notwithstanding the foregoing, a Deferral Participant, while still a member of the Board, may elect one time to defer commencement of distribution of the portion of a Deferred Stock Account attributable to a Deferral Election until March 1 of any year so long as the new distribution commencement date (i.e., March 1 of the year so elected) is at least 36 months beyond the original March 1 distribution commencement date or 44 months beyond the original July 1 distribution commencement date, as applicable. To be effective, the election must be made by the Deferral Participant at least 12 months prior to the original March 1 or July 1 distribution commencement date, as applicable. A new distribution commencement election shall not change the form of distribution (lump sum or installments) originally elected by the Deferral Participant.

3.	Death. If a Deferral Participant dies before receiving all distributions to which he or she is entitled under this Article VI of the Plan, all remaining distributions will be made in one lump sum. Such distribution will be made to the Deferral Participant’s beneficiary as determined pursuant to Section I of Article VI.

4.	Change of Control. At the time of a Deferral Election, a Deferral Participant may also elect to have all amounts deferred pursuant to this Plan become payable immediately if (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of the directors of the Company, or (ii) individuals who constitute the Board of the Company as of January 1, 1999 (Incumbent Board) cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to said date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board. The value of a Deferral Participant’s Deferred Stock Account for purposes of a distribution under this paragraph 4 shall be the Fair Market Value of the Common Stock for a day selected by the Plan Administrator which occurs not more than seven days prior to the date payment is made to the Deferral Participant pursuant to this paragraph 4.
E.	Distribution of Balances Attributable to Eligible Compensation Not Earned and Vested Prior to January 1, 2005.

Payment of the portion of a Deferral Participant’s Deferral Account that is attributable to Eligible Compensation that was not earned and vested prior to January 1, 2005 shall be made as provided in this Section E.
1.	Lump Sum or Installment Distribution. At the time of his or her Deferral Election, a Deferral Participant must elect in writing to receive the balance attributable to the Deferral Election in either a lump sum or in annual installments over a period of years up to ten. If the Deferral Participant elects a lump sum, payment shall be made on the date elected in accordance with paragraph 2 below. If the Deferral Participant elects installments, the first installment payment shall be made on the commencement date elected in accordance with paragraph 2 below. Each subsequent installment payment shall be made on March 1 of the installment year. The amount of each installment distribution will equal the balance attributable to the Deferral Election immediately preceding the distribution divided by the number of installments remaining to be made, including the current installment. In the case of distributions from a Deferred Stock Account, installments will be rounded up to the nearest whole share. The amount so distributed will be deducted from the balance attributable to the Deferral Election immediately preceding the distribution.

2.	Timing of Distribution. A Deferral Participant must elect to commence distribution of the balance attributable to a Deferral Election at one of the following times:
a.	July 1 immediately following Separation from Service;

b.	March 1 of the first calendar year following Separation from Service; or

c.	March 1 of a calendar year designated by the Deferral Participant which begins at least 12 months following the year in which the Eligible Compensation otherwise would have been received.
3.	Redeferral. A Deferral Participant who has not had a Separation from Service may elect to delay the commencement of distribution of the balance attributable to a Deferral Election until March 1 of any later year so long as the new distribution commencement date (i.e., March 1 of the year so elected) is at least 60 months beyond the original March 1 distribution commencement date or 68 months beyond the original July 1 distribution commencement date, as applicable. Any such redeferral election shall be made by filing an election on a form and in the manner provided by the Plan Administrator at least 12 months prior to the original March 1 or July 1 distribution commencement date, as applicable, and shall not take effect until at least 12 months after the date on which it is filed. A redeferral election made less than 12 months before the originally elected distribution commencement date shall be void and have no effect. A redeferral election shall not change the form of distribution (lump sum or installments) originally elected by the Deferral Participant. Only one redeferral election shall be permitted for amounts attributable to a Deferral Election.

4.	Death. If a Deferral Participant dies before receiving all distributions to which he or she is entitled under this Article VI of the Plan, the balance of the Deferral Participant’s Deferral Account will be distributed in one lump sum 60 days after the Deferral Participant’s death. Such distribution will be made to the Deferral Participant’s beneficiary as determined pursuant to Section I of this Article VI.

5.	Form of Distributions. Distributions from a Deferral Participant’s Deferred Cash Account shall be in cash. Except as provided in paragraph 6 below, distributions from a Deferral Participant’s Deferred Stock Account shall be in whole shares of Common Stock.

6.	Change of Control. At the time of his or her Deferral Election, a Deferral Participant may elect in writing to commence distribution of the outstanding balance attributable to that Deferral Election upon the occurrence of a Change of Control, regardless of any other election made by the Deferral Participant pursuant to paragraphs 1, 2 or 3 above. If a Deferral Participant who makes an election pursuant to this paragraph elected to receive the balance attributable to his or her Deferral Election in a lump sum, such balance shall be paid 30 days after the date a Change of Control occurs. If a Deferral Participant who makes an election pursuant to this paragraph elected to receive the balance attributable to his or her Deferral Election in annual installments, the first annual installment shall be paid 30 days after the date a Change of Control occurs, and subsequent installments shall be paid on March 1 of each subsequent year, beginning with the year after the year in which the first annual installment is due, until such balance is exhausted. For purposes of this paragraph 6, a “Change of Control” shall be deemed to occur if there is a change in the ownership of the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5)(v), or a change in the effective control of the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5)(vi). Subject to the preceding sentence, a Change of Control will generally be deemed to occur:
a.	on the date one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Company;

b.	on the date one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the person or group’s most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or

c.	on the date a majority of members of the Company’s Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.
For purposes of a distribution under this paragraph 6, the value of a Deferral Participant’s Deferred Stock Account shall be the Fair Market Value of the Common Stock for a day selected by the Plan Administrator which occurs not more than seven days prior to the date payment is made to the Deferral Participant pursuant to this paragraph 6.

7.	Payment Treated as Made on Designated Date. Consistent with the regulations under Code §409A, a payment shall be treated as made on the date specified by this Section E if it is actually made not earlier than 30 days before the specified date and not later than the later of (i) December 31 of the year in which the specified date occurs or (ii) the fifteenth day of the third month after the month in which the specified date occurs. If the period described in the preceding sentence includes dates in more than one taxable year, the Deferral Participant shall not be permitted, directly or indirectly, to designate the taxable year of payment.
F.	Unsecured Obligation.

All amounts deferred pursuant to this Plan and credited to a Deferral Account will be unfunded and unsecured and subject to obligations of the Company. Each Deferral Participant’s right will be as an unsecured general creditor of the Company. Except as set forth in Section G of this Article VI, no assets shall be set aside in trust or otherwise hereunder.

G.	Trust Fund.

Shares of Common Stock equal to all or a portion of the share equivalents credited to Deferred Stock Accounts under this Plan may, in the sole discretion of the Company, be held and administered in trust (“Trust Fund”) in accordance with the terms of this Plan. The Trust Fund will be held under a trust agreement between the Company and Wells Fargo Bank, N.A., as Trustee, or any duly appointed successor trustee. All Common Stock in the Trust Fund will be held on a commingled basis and will be subject to the claims of general creditors of the Company in accordance with the requirements of Revenue Procedure 92-65 or its successor. The Trustee, in its discretion, will vote shares of Common Stock held in any Trust Fund under this Plan.

H.	Transferability.

No right to receive a distribution hereunder shall be transferable or assignable other than (i) by will or the laws of descent and distribution, (ii) to the extent required pursuant to a domestic relations order that satisfies the requirements of

Rule 16a-12 under the Securities Exchange Act of 1934, or any successor rule, or (iii) by designation of a beneficiary under Section I of this Article VI.

I.	Beneficiary.

A Deferral Participant may designate a beneficiary on or after the date he or she files a Deferral Election and may, from time to time, change or revoke his or her beneficiary designation and file a new beneficiary designation with the Company. The designation of beneficiary will apply to all of the Deferral Participant’s Deferral Account balances. In the absence of a valid designation, or if the designated beneficiary does not survive the Deferral Participant, the distribution will be made to the Deferral Participant’s estate. If any beneficiary dies after becoming entitled to receive Plan distributions, the remaining distribution will be made to the beneficiary’s estate.
VII.	ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION

If any change is made to the Common Stock subject to the Plan or subject to any outstanding option granted under the Plan or Formula Stock Award (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made, consistent with the requirements of Code §409A, to (i) the maximum number of shares that may be granted under the Plan or subject to options granted under the Plan, (ii) the number of shares and exercise price per share of Common Stock subject to options then outstanding under the Plan, and (iii) the number of share equivalents credited to any Deferred Stock Account. The grant of options or Formula Stock Awards under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Any fractional shares or share equivalents resulting from adjustments will be rounded to the nearest whole share or share equivalent.

VIII.	ADMINISTRATION

The Plan Administrator’s responsibilities include, but are not limited to, the following:
•	To adopt rules for administration of the Plan.

•	To interpret and implement the provisions of the Plan.

•	To resolve all questions regarding the administration, interpretation and application of the Plan.

•	To have all other powers as may be necessary to discharge responsibilities under the Plan.
The Plan Administrator’s determinations shall be conclusive and binding on all persons claiming any benefit or right under the Plan.

IX.	TERM

The Plan will continue indefinitely, as it may be amended or modified from time to time, until terminated. No options or Formula Stock Awards may be granted under the Plan after the tenth anniversary of the Effective Date. Unless earlier terminated in accordance with Article X, the Plan will terminate when there are no longer options outstanding hereunder and all Deferral Account balances have been distributed.

X.	AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

The Plan may be amended, modified, suspended or terminated at any time by action of the Board of Directors or the Committee. No termination, suspension or modification of the Plan will (i) adversely affect any right in any option outstanding hereunder to the extent the same has not been exercised unless otherwise agreed to by the optionee or (ii) adversely affect any benefits to which a Deferral Participant would have been entitled under Article VI if termination of the Deferral Participant’s service as a Non-Employee Director had occurred on the day prior to the date such action was taken, unless agreed to by the Deferral Participant. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Article VII does not adversely affect any such right. Notwithstanding the above, upon termination of the Plan, the Board or the Committee may mandate the immediate distribution of all amounts held in Deferral Accounts; provided, however, that accelerated distribution of the portions of Participants’ Deferral Accounts that are subject to Section E of Article VI of this Plan (i.e., balances attributable to eligible compensation not earned and vested prior to January 1, 2005) shall only be permitted on account of Plan termination in accordance with Treas. Reg. §1.409A-3(j)(4)(ix), which generally permits:
a.	termination and liquidation of the Plan if that occurs within 12 months of a corporate dissolution or bankruptcy;

b.	termination and liquidation of the Plan pursuant to irrevocable action taken during the period commencing 30 days before and ending 12 months after a change in control event within the meaning of Treas. Reg. §1.409A-3(i)(5), but only if all deferred compensation arrangements sponsored by the Company and its Affiliates that are treated as a single plan under Treas. Reg. §1.409A-1(c)(2) that includes this Plan are terminated and liquidated with respect to every participant who experienced such change in control event, and all amounts payable under such single plan for such participants are paid within 12 months after the irrevocable action is taken; or

c.	termination and liquidation of the Plan, provided:
(1)	the termination and liquidation is not proximate to a downturn in the financial health of the Company and its Affiliates,

(2)	the Company and its Affiliates also terminate and liquidate all other deferral arrangements that would be aggregated with the Plan under Treas. Reg. §1.409A-1(c)(2);

(3)	no accelerated payments are made within 12 months after irrevocable action is taken to terminate and liquidate the Plan,

(4)	all payments are made within 24 months after all necessary action is taken to irrevocably terminate and liquidate the Plan, and

(5)	during the three years after such irrevocable action is taken the Company and its Affiliates do not adopt a new plan that would be aggregated with the Plan under Treas. Reg. §1.409A-1(c)(2) if the Plan still existed.
The foregoing provisions of this Article X shall not prohibit the earlier distribution of any Deferral Account in accordance with the provisions of Article VI.

XI.	MISCELLANEOUS
A.	No Guaranty of Service.

Neither participation in this Plan nor the grant of any award hereunder constitutes a guarantee or contract of service as a Non-Employee Director.

B.	Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the law of the State of Delaware.

C.	Severability.

If any provision of the Plan is determined to be illegal or invalid (in whole or in part) for any reason, or if the Plan Administrator cannot reasonably interpret any provision so as to avoid violation of Code §409A or constructive receipt of compensation under this Plan before the actual receipt of such compensation, this Plan shall be construed and enforced as if the provision had not been included.